THE HARBOR GROUP.NET CO.
                         (A Development Stage Company)

                          FINANCIAL STATEMENTS

                             March 24, 2000

                           TABLE OF CONTENTS

                                                          PAGE #

INDEPENDENT AUDITORS REPORT                                    1

ASSETS                                                         2

LIABILITIES AND STOCKHOLDERS' EQUITY                           2

STATEMENT OF OPERATIONS                                        3

STATEMENT OF STOCKHOLDERS' EQUITY                              4

STATEMENT OF CASH FLOWS                                        5

NOTES TO FINANCIAL STATEMENTS                                6-9


                      INDEPENDENT AUDITORS' REPORT

Board of Directors                                March 27, 2000
THE HARBOR GROUP.NET CO.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of THE HARBOR GROUP.NET CO. (A Development Stage Company), as of March 24, 2000 and the related statements of operations, stockholders' equity and cash flows for the period February 15, 2000 (inception) to March 24, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THE HARBOR GROUP.NET CO. (A Development Stage Company), as of March 24, 2000, and the results of its operations and cash flows for the period February 15, 2000 (inception) to March 24, 2000, in conformity with generally accepted accounting principles. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/___________________________
Barry L. Friedman
Certified Public Accountant
1582 Tulita Drive
Las Vegas, NV 89123
(702) 361-8414

                                    THE HARBOR GROUP.NET CO.
                                 (A Development Stage Company)
                                       March 24, 2000

                                       BALANCE SHEET

                                         ASSETS

CURRENT ASSETS

Cash                                                    $      0

TOTAL CURRENT ASSETS                                    $      0

OTHER ASSET                                             $      0

TOTAL OTHER ASSETS                                      $      0

TOTAL ASSETS                                            $      0

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES                                    $       0

TOTAL CURRENT LIABILITIES                              $       0

STOCKHOLDERS' EQUITY (Note #4)
Preferred Stock
   Par value $.001
   Authorized 10,000,000
   Issued and outstanding at

   March 24, 2000 - None                               $       0

   Common stock
   Par value $0.001
   Authorized 25,000,000 shares
   Issued and outstanding at

   March 24, 2000 -
   3,000,000 shares                                        3,000

Additional Paid-In Capital                                     0

   Deficit accumulated during
   The Development stage                                  -3,000
TOTAL STOCKHOLDERS' EQUITY                              $      0
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                                    $      0

The accompanying notes are an integral part of these financial statements

                           THE HARBOR GROUP.NET CO.
                        (A Development Stage Company)
               February 15, 2000(inception), to March 24, 2000

                            STATEMENT OF OPERATIONS

INCOME

Revenue                                               $      0


EXPENSES

General and
Administrative                                         $   3,000

TOTAL EXPENSES                                         $   3,000


NET PROFIT/LOSS (-)                                    $  -3,000


Net Profit/Loss(-)
per weighted share
(Note #1)                                             $    -.001

Weighted average
Number of common
shares outstanding                                     3,000,000

The accompanying notes are an integral part of these financial statements

                            THE HARBOR GROUP.NET CO.
                         (A Development Stage Company)

                     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                             Additional   Accumu-
                         Common      Stock    paid-in     lated
                         Shares      Amount   Capital     Deficit
February 15, 2000
Issued for Services       3,000,000   $3,000        $0

Net loss February 15,
2000 (inception) to
March 24, 2000                                            -3,000

Balance,
March 24, 2000            3,000,000    $3,000   $0       $-3,000

The accompanying notes are an integral part of these financial statements

                                THE HARBOR GROUP.NET CO.
                             (A Development Stage Company)
                    February 15, 2000 (inception), to March 24, 2000


STATEMENT OF CASH FLOWS
[CAPTION]

Cash Flows from
Operating Activities

   Net Loss                                            $ -3,000

   Adjustment to
   Reconcile net loss
   To net cash provided
   by operating
   Activities
   Issue Common Stock
   For Services                                          +3,000

Changes in assets and
Liabilities                                                   0

Net cash used in
Operating activities                                         $0

Cash Flows from
Investing Activities                                          0

Cash Flows from
Financing Activities                                          0

Net Increase (decrease)                                       0

Cash,
Beginning of period                                           0

Cash, End of Period                                          $0

The accompanying notes are an integral part of these financial statements

                          THE HARBOR GROUP.NET CO.
                        (A Development Stage Company)

                        NOTES TO FINANCIAL STATEMENTS

                               March 24, 2000

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized February 15, 2000, under the laws of the State of Nevada as THE HARBOR GROUP.NET CO. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The Company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of March 24, 2000.

                         THE HARBOR GROUP.NET CO.
                       (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

March 24, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Reporting on Costs of Start-Up Activities

Statement of Position 98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities" which provides guidance on the financial reporting of start-up costs and organization costs. It requires most costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the company's financial statements.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of February 11, 2000, the Company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its fiscal year-end.

                          THE HARBOR GROUP.NET CO.
                       (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                               March 24, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Policy in Regards to Issuance of Common Stock in a Non-Cash Transaction

The Company's accounting policy for issuing shares in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.


NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended March 24, 2000, due to the net loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of March 24, 2000 is as follows:

Net operation loss carry forward        $        0
Valuation allowance                     $        0
Net deferred tax asset                  $        0

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 55,000,000 shares with a par value $.001 per share.

Preferred Stock

The corporation has 10,000,000 shares of its preferred stock.


On February 15, 2000, the Company issued 3,000,000 shares of its $0.001 par value common stock to its directors for services of $3,000.00.

                         THE HARBOR GROUP.NET CO.
                       (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               March 24, 2000


NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock or preferred stock.



To Whom It May Concern:                           March 27, 2000

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of February 14, 2000, on the Financial Statements of THE HARBOR GROUP.NET CO., as of March 24, 2000, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/S/__________________________
Barry L. Friedman
Certified Public Accountant